EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 13, 2016 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Plantronics, Inc.'s Annual Report on Form 10-K for the year ended April 2, 2016.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 31, 2017